Goodness Growth Holdings Announces Sale Leaseback Transaction in New York

with Innovative Industrial Properties

– $56.2 million transaction finances a 324,000 sq. ft. indoor facility adjacent to existing operations in Johnstown –

– Construction to begin immediately with expectation for project to be completed in the spring of 2022 –

MINNEAPOLIS – September 28, 2021 – Goodness Growth Holdings, Inc. ("Goodness Growth" or the "Company") (CSE: GDNS; OTCQX: GDNSF), a physician-led, science-focused cannabis company and IP developer, today announced the closing of a sale leaseback transaction with Innovative Industrial Properties, Inc. ("IIP") (NYSE: IIPR) in the State of New York.

Goodness Growth sold and IIP acquired approximately 92.3 acres of land adjacent to Goodness Growth’s existing cannabis cultivation and processing facility in Johnstown, New York, which was formerly the site of a juvenile detention center. The purchase price for the land was approximately $1.2 million, excluding transaction costs, and IIP is expected to provide tenant improvement reimbursement to Goodness Growth of approximately $55.0 million for the construction of a new 324,000 square foot cannabis cultivation, processing, and research and development facility.

Goodness Growth and IIP will partner on the development of the project and will amend the terms of their existing lease agreement to incorporate the new facility. At closing, IIP reimbursed Goodness Growth for qualifying tenant improvements previously incurred on the project to date of approximately $9.0 million. The initial annualized base rent will be 10.5% of the tenant improvement budget plus the purchase price, for a term of twenty years. The lease amendment contains a rent escalation clause that is triggered in the event that the Company does not satisfy certain strategic benchmarks as specified in the Agreement, which would increase annualized base rent by 1.5%. Base rent will be phased in incrementally over the course of a 16-month period, and will be subject to annual increases of 2.75%.

“We are looking forward to beginning construction on this state-of-the-art facility in New York, which will immediately become the flagship cultivation and processing facility in our Company’s portfolio,” said Goodness Growth Chairman and Chief Executive Officer, Kyle Kingsley, M.D. “This facility will produce the highest-quality indoor flower we’ve ever produced and help prepare our business for the massive spike in demand expected when New York’s adult-use cannabis program goes online next year. This facility will also support the expansion of our retail network in New York as we look to open up to four new dispensaries next year, which would bring our total number of stores in New York to eight.”

The new 324,000 square foot facility will contain approximately 100,000 square feet of indoor cultivation capacity, and 90,000 square feet of combined space for manufacturing, processing, office space, and facilities equipment areas. Approximately 130,000 square feet of the new facility will be built as shell space for potential future expansion. The processing labs in the new facility will be capable of CO2, Ethanol and

Hydrocarbon extraction, and will also be equipped with distillation systems, clean room manufacturing, a commercial kitchen with automation, and will be GMP-ready. The facility will allow the Company to produce high-quality flower and manufacture the full suite of cannabis product form factors, including vapes, softgels, oils, oral solutions, balms, concentrate forms, edibles, and beverages.

Goodness Growth is one of ten licensed operators in New York’s medical cannabis program, a vertically integrated program where each licensed operator may operate one cultivation and processing facility and up to four dispensary locations. The Company currently operates four dispensaries in Queens, White Plains, Albany and Binghamton under the Vireo Health name, as well as its home delivery business which serves the New York City metro area. The Company plans to rebrand all its dispensaries in New York to its Green Goods® national dispensary brand after the onset of the adult-use program next year.

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc., is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. The Company’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, Inc., and its science and intellectual property incubator, Resurgent Biosciences, Inc. The Company manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods® and other retail locations and third-party dispensaries. Its team of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines, and developing meaningful intellectual property. Today, the Company is licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United States. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Contact Information

Investor Inquiries:

Sam Gibbons

Vice President, Investor Relations

samgibbons@vireohealth.com

(612) 314-8995

Media Inquiries:

Albe Zakes

Vice President, Corporate Communications

albezakes@vireohealth.com
(267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “plan,” “position,” “continue,” “will,” “expects,” “pending,”or variations of such words and phrases.  These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment; and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to current and future economic conditions; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to psychedelics  and any changes to such laws; operational, regulatory, and other risks; execution of business strategy; difficulty to forecast; conflicts of interest; liquidity and additional financing; and risk factors set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.